Exhibit 99.5

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Stock Information Center

c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) xxx-xxxx

For Internal Use Only BATCH # ORDER # CATEGORY # REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on Xxxxxx xx, 2015. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Commonwealth Bank’s, office located at 101 Commonwealth Drive, Mount Sterling, Kentucky. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to Town Square Bank branch offices. Do not mail Stock Order Forms to Commonwealth Bank or Town Square Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES

SUBSCRIPTION PRICE PER SHARE

X $XX.XX =

(2) TOTAL PAYMENT DUE

$ ..00

Minimum Number of Shares: 25. ($xxx)

See Stock Order Form Instructions for more Information regarding maximum number of shares.

(3) METHOD OF PAYMENT - CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to Poage Bankshares, Inc. in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Commonwealth Bank and Town Square Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Commonwealth Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Commonwealth Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only Commonwealth Bank Deposit Account Number Withdrawal Amount(s)

$ ..00 $ .00

Total Withdrawal Amount $ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. Depositors of Commonwealth Bank with aggregate balances of at least $50 as of the close of business on July 31, 2013.

b. Depositors of Commonwealth Bank with aggregate balances of at least $50 as of the close of business on December 31, 2014.

c. Depositors and borrowers of Commonwealth Bank as of the close of business on ____.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. You are a resident of Montgomery County, Kentucky.

e. You were a Poage Bankshares, Inc. public stockholder as of ____, 2015

f. You are placing an order in the Community Offering, but (d) or (e) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account) Commonwealth Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Poage Bankshares, Inc., Town Square Bank or Commonwealth Bank:

Director Officer Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you are subscribing in the Subscription Offering for the maximum individual purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitation is increased. See Stock Order Form Instructions for further guidance.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the stock offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms Number of shares

Name(s) listed in Section 9 on other Stock Order Forms Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not Initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s)

Join Tenants Corporation Partnership Trust – Under Agreement Dated____ Other ______

First Name, Middle Initial, Last Name First Name, Middle Initial, Last Name Street

City State Zip County (Important) FOR TRUSTEE/BROKER USE ONLY: IRA (SSN of Beneficial Owner) ___-___-___

Reporting SSN/Tax ID No. SSN/Tax ID No. Daytime Phone # Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received before 2:00 p.m., Eastern Time, on Xxxxxx xx, 2015, otherwise this form and all subscription rights will be void, (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date Signature (title, if applicable) Date (over)

STOCK ORDER FORM - SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1) any corporation or organization (other than Poage Bankshares, Inc., Town Square Bank, or Commonwealth Bank or any subsidiary of Poage Bankshares, Inc.) of which the person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of securities;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of the person, or a relative of such spouse, who has the same home as the person or who is a director or officer of Poage Bankshares, Inc., Town Square Bank, Commonwealth Bank or any subsidiary of Poage Bankshares, Inc.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors, We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Poage Bankshares, Inc., this Stock Order Form may not be modified or canceled without Poage Bankshares, Inc.’s consent, and that if withdrawal from a Commonwealth Bank deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID Information and all other Information provided hereon are true, correct and complete, (2)

I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding], I acknowledge that my order does not conflict with the overall purchase limitation in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion Merger and the Prospectus dated Xxxxxx xx, 2015.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of Poage Bankshares, Inc., I received the Prospectus dated Xxxxxx xx, 2015, and I have read the terms and conditions described in the Prospectus, Including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Poage Bankshares, Inc. in the “Risk Factors” section, beginning on page xx. Risks include, but are not limited to the following:

1. The Merger Agreement may be terminated in accordance with its terms, and the conversion merger may not be completed.

2. Required regulatory approvals may not be received, may take longer to receive than expected or may impose conditions that are not presently anticipated or cannot be satisfied.

3. The conversion merger’s financial effect upon Poage Bankshares’ future financial condition and results of operations could differ from the present expectations of management.

4. Purchasers of our common stock may experience dilution in our earnings per share.

5. There may be a limited trading market in our common stock, which may adversely affect our stock price.

6. Our return on equity may be low compared to the return on equity of other financial institutions, which could negatively affect the trading price of our shares of common stock.

7. The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of Poage Bankshares that our board might conclude are not in the best interest of Poage Bankshares or its stockholders.

By executing this form, the investor is not waiving any rights under federal or state securities laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

POAGE BANKSHARES, INC.

STOCK INFORMATION CENTER: (877) XXX-XXXX

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $xx.xx price per share. The minimum purchase is 25 shares ($xxx). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 5% of the shares of common stock sold in the offering. Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 5% of the shares of common stock sold in all categories of the offering combined. Current Poage Bankshares, Inc. stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Poage Bankshares, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Town Square Bank’s passbook savings rate of x.xx% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Commonwealth Bank or Town Square Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Commonwealth Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Commonwealth Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Commonwealth Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at Commonwealth Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the Xxxxxxx xx, 2015 offering deadline. See the Prospectus section entitled “The Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Commonwealth Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Commonwealth Bank deposit and/or applicable loan account numbers that the subscriber(s) had ownership in as of Xxxxxxx x, 2015. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Poage Bankshares, Inc., Town Square Bank or Commonwealth Bank director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

POAGE BANKSHARES, INC.

STOCK INFORMATION CENTER: (877) xxx-xxxx

STOCK ORDER FORM INSTRUCTIONS - SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, December 31, 2014 or Xxxxxx x, 2015 or a loan on _____, 2015.

Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, December 31, 2014 or Xxxxxx x, 2015 or a loan on _____, 2015.

Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, December 31, 2014 or Xxxxxxx x, 2015.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the KY Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-KY (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership - On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, Dcember 31, 2014 or Xxxxxxx x, 2015 or a loan on _____, 2015.

Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, December 31, 2014 or Xxxxxxxx x, 2015 or a loan on _____, 2015.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) - Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Commonwealth Bank as of the close of business on July 31, 2013, December 31, 2014 or Xxxxxx x, 2015 or a loan on ______, 2015.

Section (10) - Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on Xxxxxxx xx, 2015. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Commonwealth Bank’s office located at 101 Commonwealth Drive, Mount Sterling, Kentucky. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to Town Square Bank branch offices. Please do not mail Stock Order Forms to Commonwealth Bank or Town Square Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) xxx-xxxx, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.